Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF OCTOBER 31, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$33,731
Cash equivalents held in trust	4,006
Total investments held in trust	37,737
Cash and cash equivalents	1,726
Fixed-maturity securities, at fair value	3,356
Accrued investment income	221
Prepaid expenses	17
Premiums receivable	365
Total assets	$43,422

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$4,494
Losses payable	107
Unearned premiums	787
Accrued ceding commission expense	36
Other liabilities	158
Total liabilities	5,582
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained (deficit) earnings	(32,040)
Total stockholder’s equity	37,840
Total liabilities and stockholder’s equity	$43,422

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED OCTOBER 31, 2015

(in thousands)

Revenues:
Premiums earned	$385
Net investment income	45
Total revenues	430
Expenses:
Underwriting (benefit) expense	131
General and administrative expense	145
Total expenses	276
Income before federal income taxes	154
Income tax benefit	—
Net income	$154